PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS

Company Raises 2012 Financial Guidance

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MINNEAPOLIS, May 9, 2012 – Stratasys, Inc. (NASDAQ: SSYS) today announced first quarter financial results.

     The company reported record revenue of $45.0 million for the first quarter ended March 31, 2012, a 30% increase from the $34.6 million for the same period last year.

     System shipments totaled 822 units for the first quarter of 2012, compared to 567 units for the same period last year.

     Non-GAAP net income was $6.1 million for the first quarter, or $0.28 per share, representing a 38% increase over the non-GAAP net income of $4.4 million, or $0.21 per share, for the same period last year.

     The company reported net income of $4.5 million for first quarter, or $0.21 per share, compared to net income of $5.0 million, or $0.23 per share, for the same period last year.

     Solidscape Inc., acquired by Stratasys in May of 2011, contributed $3.4 million to revenue and 71 system sales, and was accretive to net income during the first quarter of 2012.

     “We are pleased to begin 2012 with another record quarterly performance,” said Scott Crump, chairman and chief executive officer of Stratasys. “The primary drivers behind our growth remained consistent from prior periods, with consumable revenue expanding by 30%, and Fortus 3D production system sales growing by 61%, over the same period last year. This growth continues to be driven by the expanding use of our systems for new direct digital manufacturing applications and their relatively higher consumable usage patterns.

     “The announcement of our revolutionary new low-cost Mojo 3D printer this week represents a significant milestone in our goal of accelerating the sales of our 3D printers worldwide. Priced at $9,500 to the end user, we believe the system represents the first commercially-viable whole product 3D printer available for under $10,000. The printer is small enough to fit on a desktop and comes with everything the commercial user needs to begin printing models, including an innovative new support removal system and startup materials.

     “We believe Mojo’s attractive price point will allow us to capitalize on a price elastic market and capture new customers that had previously viewed 3D printing as unaffordable. The product was well received following its confidential introduction to our channel partners in late April and we are excited about the new product’s potential. We would encourage you to access the link provided at the end of our first quarter press release to learn more about this exciting new product.

     “We are pleased to report that we have completed our initial goal to recruit and train 90 sales agents that are focused exclusively on selling our uPrint and Mojo 3D printer lines in the U.S. We believe the addition of Mojo will allow us to further leverage our new channel development programs that are aimed at expanding the sales of our most affordable systems.

     “We are most excited about the potential opportunities that will arise from our recently announced plan to combine with Objet Ltd, a privately held global company that manufactures 3D printers for rapid prototyping. Objet maintains a highly complementary portfolio of products that will allow the combined company to offer customers a broad array of innovative 3D printing and direct digital manufacturing solutions from a single destination. In addition, our combined sales and marketing organization will be impressive, providing for market expansion and cross-selling opportunities for the combined product portfolio.

     “We have begun to develop a 100-day integration plan that we will initiate upon the closing of the Objet transaction. We continue to target a third quarter closing of the transaction following customary regulatory reviews and shareholder approval. We expect the transaction to be accretive to cash earnings per share within the first 12 months of closing and provide for significant incremental long-term earnings accretion based upon a higher revenue growth rate and operational synergies. In short, we believe the combination of Stratasys and Objet will drive significant shareholder value.

     “We are pleased with our performance, and we are very excited about the future. We believe our technology is reshaping the way new products are designed and manufactured. We also believe our recent introduction of Mojo, a revolutionary new 3D printer, combined with our game-changing proposed combination with Objet represent two critical events that will define the future of Stratasys and position the company to be a leader within a market that has only begun to develop,” Crump concluded.

     Stratasys revised its financial guidance for the fiscal year ending December 31, 2012:

  Revenue guidance of $183 million to $193 million, versus previous guidance of $175 million to $190 million.

  Non-GAAP earnings guidance of $1.29 to $1.38 per share, versus previous guidance of $1.17 to $1.28 per share.

  GAAP earnings guidance of $0.97 to $1.13 per share, versus previous guidance of $1.02 to $1.13 per share.

     GAAP earnings guidance includes the estimated impact of Objet Ltd. transaction-related expenses. Financial guidance does not reflect the potential combined performance of Stratasys, Inc. and Objet Ltd, nor does it include the estimated incremental transaction-related costs that would be incurred upon closing of the Objet transaction. In addition to excluding the impact of expenses associated with the proposed combination with Objet Ltd., non-GAAP earnings guidance excludes the impact of stock-based compensation expense and the amortization expense of acquired Solidscape intangibles.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures.

     Stratasys plans to hold a conference call to discuss its first quarter financial results on Wednesday, May 9, 2012 at 8:30 a.m. (ET).

     The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://www.media-server.com/m/p/7e887877.

      To participate by telephone, the domestic dial-in number is 888-396-2384, and the international dial-in is 617-847-8711. The access code is 31219947. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or by accessing the provided web address.

(Financial tables follow)

Cautionary Statement Regarding Forward-Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “plan”, “intends”, “desires”, “assume” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding the expected timing and ultimate closing of the merger with Objet, as well as the financial and operating results of the combined company after, and the anticipated benefits of, the merger; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® , uPrint® and Mojo 3D Printers; our support removal systems; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; the success of our RedEye On Demand™ and other paid parts services; our ability to obtain the necessary approvals, including the affirmative vote of the Stratasys shareholders, and to satisfy the necessary closing conditions in order to successfully close the proposed merger with Objet; our ability to successfully integrate and market the combined company’s products; the combined company’s ability to achieve the expected revenue targets, the combined company’s ability to attract and retain management; and the combined company’s ability to protect and defend intellectual property. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Discussion

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges, expenses and income. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as Objet transaction-related expenses, amortization expenses and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is available on the Stratasys web site at www.stratasys.com.

Additional information on the Mojo 3D printer can be accessed at www.mojo3dprinting.com; and http://www.mojo3dprinting.com/printers/videos.aspx.

Important Information for Investors and Shareholders

In connection with the proposed combination of Objet and Stratasys pursuant to an Agreement and Plan of Merger (the “Merger”), Objet will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement/prospectus of Stratasys and a prospectus of Objet, as well as other relevant materials in connection with the proposed transaction. Stratasys will concurrently file the same proxy statement/prospectus with the SEC and will mail it to Stratasys shareholders for purposes of soliciting proxies for voting in favor of the Merger at a special meeting of Stratasys stockholders called for the purpose of approving the Merger Agreement and the Merger. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT STRATASYS, OBJET AND THE PROPOSED TRANSACTION. The proxy statement/prospectus and other relevant materials (when they become available) and any other related documents filed with the SEC may be obtained free of charge on the SEC’s website at www.sec.gov or via the Stratasys website at www.stratasys.com. Shareholders may also obtain a copy of the SEC filings free of charge upon written request to Stratasys, Attention: Shane Glenn, Director of Investor Relations, 7665 Commerce Way, Eden Prairie, Minnesota 55344.

Stratasys’ executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Stratasys in connection with the Merger. Information about Stratasys’ executive officers and directors and their ownership of Stratasys common stock is set forth in Amendment No. 1 to Stratasys’ Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on April 27, 2012.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Stratasys

Stratasys Inc. is a maker of additive-manufacturing machines for prototyping and producing plastic parts. The company markets under the brands uPrint, Mojo and Dimension 3D Printers and Fortus Production 3D Printers. The company also operates RedEye On Demand, a digital-manufacturing service for prototypes and production parts. Stratasys manufactures 3D printers for Hewlett Packard, which it sells under the brand Designjet3D. In 2011 Stratasys acquired 3D printer maker Solidscape Inc. According to Wohlers Report 2011, Stratasys had a 41-percent market share in 2010, and has been the unit market leader for the ninth consecutive year. Stratasys patented and owns the Fused Deposition Modeling (FDM®) process. The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 350 granted or pending additive-manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com

FDM, Dimension, Fortus, uPrint, Mojo and Stratasys are registered trademarks of Stratasys Inc. Fused Deposition Modeling is a trademark of Stratasys Inc.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Net sales
Products	$37,545,792	$28,096,205
Services	7,418,309	6,481,924
	44,964,101	34,578,129

Cost of sales
Products	17,810,559	13,485,265
Services	4,198,599	2,842,412
	22,009,158	16,327,677

Gross profit	22,954,943	18,250,452

Operating expenses
Research and development	4,352,160	3,348,093
Selling, general and administrative	11,374,792	8,736,231
	15,726,952	12,084,324

Operating income	7,227,991	6,166,128

Other income (expense)
Interest income, net	250,426	205,781
Foreign currency transaction losses, net	(52,337)	(131,115)
Other, net	97,625	1,396,606
	295,714	1,471,272

Income before income taxes	7,523,705	7,637,400

Income tax expense	3,001,370	2,647,905

Net income	$4,522,335	$4,989,495

Earnings per common share
Basic	$0.21	$0.24
Diluted	$0.21	$0.23

Weighted average number of common
shares outstanding
Basic	21,265,772	21,009,871
Diluted	21,802,393	21,647,691

Note: Certain reclassifications have been made to prior period balances to conform to current period presentation.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$24,427,680	$20,092,200
Short-term investments - held to maturity	17,621,567	14,602,408
Accounts receivable, less allowance for doubtful
accounts of $1,010,000 at March 31, 2012
and $1,089,000 at December 31, 2011	28,149,480	26,230,289
Inventories	21,619,711	22,771,460
Net investment in sales-type leases, less allowance
for doubtful accounts of $258,000 at March 31,
2012 and $230,000 at December 31, 2011	3,846,831	3,295,039
Prepaid expenses and other current assets	2,617,025	3,259,012
Deferred income taxes	2,973,000	2,973,000
Total current assets	101,255,294	93,223,408

Property and equipment, net	41,494,535	39,669,433

Other assets
Goodwill	25,417,558	25,393,967
Other Intangible assets, net	25,020,741	25,295,032
Net investment in sales-type leases	5,500,508	5,494,753
Long-term investments - held to maturity	29,904,534	32,581,472
Other non-current assets	145,332	112,300
Total other assets	85,988,673	88,877,524

Total assets	$228,738,502	$221,770,365

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$19,404,542	$19,368,197
Unearned revenues	10,486,025	9,768,610
Total current liabilities	29,890,567	29,136,807

Non-current liabilities
Deferred tax liabilities	6,760,000	6,760,000
Unearned revenues - long-term	2,656,101	2,562,195

Total liabilities	39,306,668	38,459,002

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 26,978,696 and 26,933,301 issued at March 31,
2012 and December 31, 2011, respectively	269,787	269,333
Additional paid-in capital	119,619,707	118,134,006
Retained earnings	108,534,193	104,011,848
Accumulated other comprehensive loss	12,572	(99,399)
Treasury stock at cost, 5,687,631 shares at March 31,
2012 and December 31, 2011	(39,004,425)	(39,004,425)
Total stockholders' equity	189,431,834	183,311,363

Total liabilities and stockholders' equity	$228,738,502	$221,770,365

Note: Certain reclassifications have been made to prior period balances to conform to current period presentation.

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	As Reported			Non-GAAP	As Reported			Non-GAAP
	(unaudited)	Adjustments		(unaudited)	(unaudited)	Adjustments		(unaudited)
Net sales
Products	$37,545,792	$-		$37,545,792	$28,096,205	$-		$28,096,205
Services	7,418,309	-		7,418,309	6,481,924	-		6,481,924
	44,964,101	-		44,964,101	34,578,129	-		34,578,129

Cost of sales
Products	17,810,559	(436,012)	(a)	17,374,547	13,485,265	-		13,485,265
Services	4,198,599	-		4,198,599	2,842,412	-		2,842,412
	22,009,158	(436,012)		21,573,146	16,327,677	-		16,327,677

Gross profit	22,954,943	436,012		23,390,955	18,250,452	-		18,250,452

Operating expenses
Research and development	4,352,160	-		4,352,160	3,348,093	-		3,348,093
Selling, general and administrative	11,374,792	(1,595,002)	(b)	9,779,790	8,736,231	(323,598)	(d)	8,412,633
	15,726,952	(1,595,002)		14,131,950	12,084,324	(323,598)		11,760,726

Operating income	7,227,991	2,031,014		9,259,005	6,166,128	323,598		6,489,726

Other income (expense)
Interest income, net	250,426	-		250,426	205,781	-		205,781
Foreign currency transaction losses, net	(52,337)	-		(52,337)	(131,115)	-		(131,115)
Other, net	97,625	-		97,625	1,396,606	(1,204,408)	(e)	192,198
	295,714	-		295,714	1,471,272	(1,204,408)		266,864

Income before income taxes	7,523,705	2,031,014		9,554,719	7,637,400	(880,810)		6,756,590

Income tax expense	3,001,370	417,170	(c)	3,418,540	2,647,905	(330,197)	(c)	2,317,708

Net income	$4,522,335	$1,613,844		$6,136,179	$4,989,495	$(550,613)		$4,438,882

Earnings per common share
Basic	$0.21	$0.08		$0.29	$0.24	$(0.03)		$0.21
Diluted	$0.21	$0.07		$0.28	$0.23	$(0.03)		$0.21

Weighted average number of common
shares outstanding
Basic	21,265,772			21,265,772	21,009,871			21,009,871
Diluted	21,802,393			21,802,393	21,647,691			21,647,691

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(a)	Represents amortization expense related to acquired Solidscape, Inc. intangible assets.
(b)	Represents non-cash stock-based compensation expense of $480,639, amortization expense of $133,333 related to acquired Solidscape, Inc. intangible assets and expense of 981,030 associated with the Company's current efforts to combine with Objet Ltd.
(c)	Represents the tax benefit (expense) related to non-GAAP adjustments.
(d)	Represents non-cash stock-based compensation expense.
(e)	Represents gain on the sale of an equity investment during the first quarter of 2011.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.

STRATASYS, INC. AND SUBSIDIARIES

FISCAL YEAR 2012
RECONCILIATION OF NON-GAAP TO GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range
U.S. GAAP measure	$0.97 to $1.13

Adjustments
Stock-based compensation expense	$0.04 to $0.08
Solidscape, Inc. intangible amortization expense	$0.07
Objet-related transaction expense	$0.14 to $0.17

Non-GAAP estimate	$1.29 to $1.38

Forward looking guidance does not reflect the potential combined performance of Stratasys, Inc. and Objet Ltd, nor does it include the estimated costs that would be incurred upon closing the transaction.